Bristow Group Inc. NEWS RELEASE Bristow Signs Favorable, Long-Term Maintenance Support Agreements for its Global AW139 Helicopter Fleet • Agreements with Leonardo Helicopters and Pratt & Whitney provide comprehensive, long-term maintenance support for AW139 airframes and engines, respectively • Aligns multiple, disparate pre-merger agreements into a cohesive program that will result in lower maintenance costs and more consistent cash flows for the Company • These agreements mitigate cost uncertainty in an inflationary environment and will result in maintenance expenses that are more directly correlated with flight hours • Expected cash-on-cash, unlevered returns of approximately 20 percent over the life of the agreements HOUSTON, June 30, 2022 – Bristow Group Inc. (NYSE: VTOL) today announced it has signed long-term, favorable maintenance support agreements with Leonardo Helicopters for airframes and Pratt & Whitney for engines on the Company’s global fleet of AW139 helicopters. The legacy Era AW139 fleet was previously covered by a limited power-by-the-hour (“PBH”) support agreement with Leonardo for the airframes, while the engines were maintained on a time and cost of materials basis. The legacy Bristow AW139 fleet was covered by multiple, disparate PBH support agreements with Leonardo for the airframes, and the engines were covered under a PBH agreement with Pratt & Whitney. The new agreements result in consistent, global maintenance support programs for Bristow’s AW139 helicopters, both the airframes and the engines. “Following the merger of Era and Bristow in June 2020, we have been working for two years to align our AW139 maintenance support agreements on the most favorable terms possible for Bristow,” said Stuart Stavley, Senior Vice President, Global Fleet Management. “The cost certainty contained in these agreements is particularly valuable given the broader economic backdrop of the current inflationary environment.” The aggregate buy-in cost is approximately $55 million, which will be paid in installments between June and December 2022. “These long-term agreements provide greater certainty and better economics for our global AW139 fleet,” said Bristow President and CEO Chris Bradshaw. “In addition to the direct investment benefits, which we expect to deliver unlevered, cash-on-cash returns of approximately 20 percent over the life of the agreements, these new support programs will result in maintenance expenses that are more directly correlated with flight hours and provide more predictable cash flows for the Company. In addition, we believe the standardization of these maintenance programs and associated reserves enhances the value of Bristow’s AW139 aircraft, and we believe the totality of the agreements, inclusive of enhanced cash flows for the Company, represents substantial value creation for Bristow shareholders.”

Bristow Group Inc. NEWS RELEASE In addition to the AW139 agreements, Bristow has also signed long-term maintenance support agreements with Leonardo for the AW189 airframe and with Honeywell for the AW139 avionics suite. Bristow has also signed a long-term maintenance agreement with General Electric for support of AW189 and S-92 engines. About Bristow Group Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of major integrated, national and independent offshore energy companies. Bristow provides commercial search and rescue (SAR) services in several countries and public sector SAR services in the United Kingdom (U.K.) on behalf of the Maritime & Coastguard Agency (MCA). Additionally, the Company offers ad hoc helicopter and fixed wing transportation services. Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, Guyana, India, Mexico, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the U.K. and the U.S. To learn more, visit our website at www.bristowgroup.com. Forward-Looking Statements Disclosure This press release contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words, and include statements regarding the expected benefits of the maintenance support agreements disclosed herein. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: our inability to execute our business strategy; the credit risk of our counterparties; a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopter and fixed wing aircraft and supplier cost increases; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries;

Bristow Group Inc. NEWS RELEASE fluctuations in the demand for our services; the possibility that segments of our fleet may be grounded for extended periods of time or indefinitely; the existence of operating risks inherent in our business, including the possibility of declining safety performance; the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; and our reliance on a limited number of helicopter manufacturers and suppliers. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Annual Report”) which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov. Investors Bristow Group Inc. Jennifer Whalen +1 713.369.4692 InvestorRelations@bristowgroup.com Media Bristow Group Inc. Adam Morgan +1 832.783.7927 Adam.morgan@bristowgroup.com